Exhibit 10.30

EXECUTION COPY

inspired entertainment, Inc.

Restricted stock unit and Performance stock Unit

TRANSFER AGREEMENT

This Restricted Stock Unit and Performance Stock Unit Transfer Agreement (this “Agreement”), effective May 17, 2024, (the “Effective Date”), is made and entered into by and among A. Lorne Weil (“Transferor”), Hydralex Holdings LLC (“Transferee”), and Inspired Entertainment, Inc., a Delaware corporation (the “Company”) (collectively, the “Parties”).

RECITALS

A. The Company has granted to Transferor 1,156,364 restricted stock units (“RSUs”) and 911,810 performance stock units (“PSUs”) under the Inspired Entertainment, Inc. 2023 Omnibus Incentive Plan, the Inspired Entertainment 2021 Omnibus Incentive Plan and the 2016 Second Long Term Incentive Plan (collectively, the “Plans”), as further described in Exhibit A hereto.

B. The RSUs and PSUs are subject to the terms and conditions of the Plans and, as applicable, the terms contained in award agreements and/or the Transferor’s employment agreement, as approved by the Compensation Committee of the Company’s Board of Directors (the “Committee”), which are referred to in this Agreement collectively as the “Award Agreements”, and are subject to such policies and procedures approved by the Committee in connection with the administration of the Plans and awards thereunder.

C. The RSU Agreements provide that the RSUs are subject to vesting based on Transferor’s continuous service with the Company (the “RSU Vesting Requirement”).

D. The PSU Award Agreements provide that the PSUs are subject to vesting based on both attaining performance goals and Transferor’s continuous service with the Company (the “PSU Vesting Requirement”).

E. As of the date hereof, 1,006,272 RSUs have satisfied the RSU Vesting Requirement (the “Vested RSUs”) and 456,250 PSUs have satisfied the PSU Vesting Requirement (the “Vested PSUs”).

F. Section 14 of each of the Plans provides that the Committee may, in its sole discretion, permit RSUs and PSUs to be transferred by Transferor to a family member or other third person or entity, for no consideration, subject to such rules as the Committee may adopt consistent with Award Agreement to preserve the purposes of the Plans.

G. Transferor has given the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee has determined that the proposed transfer can be made under the Plans subject to the terms and conditions set forth in this Agreement.

H. In accordance with the terms and conditions of the Award Agreements, Transferor desires to transfer 1,156,364 of the RSUs and 911,810 of the PSUs, as identified in Exhibit A (collectively, the “Transferred Units”) to Transferee in exchange for membership interests in Transferee, as indicated below subject to the terms and conditions of this Agreement.

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I. As of the date of this Agreement, Transferor owns, outright, 493,015 Common Shares issued by the Company.

Now, therefore, the Parties hereby agree as follows:

1. TRANSFER OF UNITS.

1.1 On the Effective Date and subject to the terms and conditions of this Agreement, Transferor hereby transfers to Transferee for no consideration, and Transferee hereby acquires from Transferor, the Transferred Units. The Committee hereby consents to the foregoing transfers by Transferor of the Transferred Units to the Transferee on the terms and conditions set forth in this Agreement pursuant to Section 14 of each of the Plans.

1.2 As used in this Agreement, “Transferred Units” shall include all the Units transferred under this Agreement and all securities received (a) in replacement or settlement of the Units, (b) as a result of stock dividends or stock splits in respect of the Units and (c) as substitution for the Units in a recapitalization, merger, reorganization or the like.

2. REPRESENTATIONS AND WARRANTIES OF TRANSFEREE. Transferee represents and warrants to Transferor and the Company that:

2.1 No Consideration. No consideration is being furnished to Transferor in exchange for, or in connection with, transferring the Units pursuant to this Agreement.

2.2 Compliance with Underlying Agreements. Transferee hereby acknowledges and agrees that the Transferred Units were granted pursuant to the respective Plans and that they are subject to the terms and conditions of the respective Plans and the applicable Award Agreements (which include the provisions of Transferor’s employment agreement with the Company dated October 9, 2020, as clarified on April 12, 2021, and amended on June 21, 2021 and January 12, 2023 (the “Employment Agreement”)). Transferee further agrees and acknowledges that the Transferred Units shall remain subject to the terms of the respective Plans and the applicable Award Agreements in the same manner with respect to Transferee as if such Transferred Units had continued to be held by Transferor (copies of which are attached hereto as Exhibit B and Exhibit C, respectively).

2.3 Authority. Transferee has full legal right, power and authority to enter into and perform its obligations under this Agreement and to accept title to the Units pursuant to the terms and conditions of this Agreement. Transferee’s activities shall be limited to holding cash, Transferred Units, Common Shares and other publicly traded securities for investment purposes only or otherwise as specifically provided under this Agreement. Transferee shall not engage in any other activities, including but not limited to incurring any indebtedness or using the Common Shares as collateral for any indebtedness.

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2.4 Rule 144. The Transferee acknowledges that the Common Shares to be issued upon settlement of the Transferred Units will, and Common Shares issued by the Company transferred by Transferor to Transferee may, contain a restrictive legend, as determined by the Company, until such time as legal counsel to the Company opines in a letter to the Company’s transfer agent that the Transferee has sold any such Common Shares in compliance with the conditions applicable to Rule 144 promulgated under the Securities Act of 1933, including, as applicable, the Rule 144 holding period requirement, the volume limitations condition and the “current reporting” condition applicable to former blank check companies under Rule 144(i). Transferee has been advised that Rule 144 may not be available with respect to certain of the Common Shares for a period of six (6) months after issuance, and in certain cases one (1) year.

2.5 Investment Intent. Any securities issued to Transferee pursuant to the settlement of the Units will be acquired solely for Transferee’s own account, for investment purposes only and not with a view to, or for resale in connection with, any distribution or public offering of such securities within the meaning of the Securities Act of 1933, as amended.

2.6 LLC Member. The sole members of the Transferee shall at all times be one or more trusts created under the Agreement, dated May 17, 2024, between A. Lorne Weil, as Settlor, and Brown Advisory Trust Company of Delaware, LLC, as Trustee (the “Trust Agreement”) (collectively, the “Trust”). Transferee represents and warrants that the trustee of the Trust has certified under penalties of perjury that the Trust qualifies as a “family member” under the instructions to SEC Form S-8 (a “Family Member”) for purposes of registering the transfer of the Transferred Units to the Transferee.

2.7 Transferee Operations. The Transferee covenants and agrees that, except as expressly provided in this Agreement or with the Committee’s advance written consent, it shall not (a) permit any person other than the Trust to be a sole member of the Transferee, (b) admit any new member of the Transferee other than a trust created under the Trust Agreement; (c) engage in any business activity or operations other than holding and selling securities of the Company subject to this Agreement (“Company Securities”), any other publicly traded securities, cash or cash equivalents, (d) incur any indebtedness or guaranty any obligation to third parties; (e) execute any proxy or other voting instruction with respect to the Company Securities, or any written consent with respect to the Company Securities in lieu of a meeting of stockholders of the Company (other than in accordance with Section 5), (f) directly or indirectly, purchase, acquire, sell, transfer, assign, tender in any tender or exchange offer, pledge, grant, encumber, hypothecate or otherwise dispose of Company Securities in any manner (collectively, “Transfer”), it being understock that the Company will not unreasonably withhold, condition, or delay consent to Rule 10b5-1 plans consistent with its Insider Trading Policy, (g) enter into any contract, option or other arrangement or understanding with respect to the Transfer of any Company Securities or any interest therein, including, without limitation, any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction, collar transaction or any other similar transaction (including any option with respect to any such transaction) or combination of any such transactions, in each case involving any Company Securities (each of the foregoing, a “Derivative Transaction”), (h) deposit any Company Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement (i) permit its operating agreement to be amended in any material respect other than to change the identity of beneficiaries that enables the Transferee and its members to remain a Family Member (as defined in Section 2.6 above; (j) knowingly take any action that would, or would reasonably be expected to, make any representation or warranty of the Transferee set forth in this Agreement untrue or incorrect or have the effect of preventing or delaying Transferee from performing any of its obligations under this Agreement, and (i) agree (whether or not in writing) to take any of the actions referred to in the foregoing clauses (a) through (h). Any purported action taken in violation of this Section shall be null and void.

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2.8 Insider Trading Policy. Transferee acknowledges and agrees that Transferor is an “insider” for purposes of the Company’s policy on trading in the Common Shares (as defined in each of the Plans) and that Transferee is bound by the terms of such policy as if it were the Transferor, including the requirement to obtain pre-authorization before selling or transferring any Common Shares.

2.9 Securities Disclosure. Transferee acknowledges the Company has a class of securities registered with the Securities and Exchange Commission (“SEC”) pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and is a former shell company. Transferee agrees that it shall comply (at its own expense) with all obligations imposed upon it and its affiliates pursuant to the Exchange Act and the rules and regulations of the SEC promulgated pursuant thereto, including, without limitation, its obligation to make all required beneficial ownership filings in accordance with Regulation 13D-G and Section 16 of the Exchange Act.

2.10 Clawback Policy. Transferee acknowledges and agrees that Transferor is subject to any compensation recovery or “clawback” policies as may be in effect from time to time with respect to incentive compensation that may be earned by the Transferor from the Company and that Transferee is bound by the terms of any such policy.

2.11 Cooperation. Transferee shall reasonably cooperate with the Company, including but not limited to (i) providing information and documentation from time to time regarding the holdings, activities and structure of Transferee and the Trust as the Company determines in good faith to be necessary or appropriate to comply with applicable law, (ii) to enter into any agreement necessary for the Company or any of its affiliates to obtain or retain any regulatory approval, consent, license or other regulatory authorization or (iii) to ensure compliance with the terms of this Agreement and any Company policy referenced herein.

3. REPRESENTATIONS AND WARRANTIES OF Transferor. Transferor represents and warrants to the Company and Transferee that:

3.1 No Consideration. No consideration is being furnished to Transferor in exchange for transferring the Units pursuant to this Agreement.

3.2 Participant. Transferor is a “Participant,” as defined in each of the Plans.

3.3 Title. Transferor has valid title to the Transferred Units, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than pursuant to the Plan and the Award Agreements.

3.4 Consents. All consents, approvals, authorizations and orders required for the execution and delivery of this Agreement and the transfer of the Units under this Agreement have been obtained and are in full force and effect.

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3.5 Authority. Transferor has full legal right, power and authority to enter into and perform its obligations under this Agreement and to transfer the Units pursuant to the terms and conditions of this Agreement.

3.6 Taxes. Transferor shall continue to be solely liable for any tax liability with respect to the Transferred Units at all times, including but not limited to federal and state income and employment taxes, interest and penalties (collectively, the “Tax Liability”); provided, however, that the Company acknowledges and agrees that, in the instrument effectuating the transfer of the Transferred Units, Transferor and Transferee may agree that Transferee shall assume the responsibility of discharging the Tax Liability; and provided further, that, if Transferee assumes the responsibility of discharging the Tax Liability, the Parties agree that such assumption of liability shall not be treated as consideration for any purpose of this Agreement. Except as otherwise may be agreed to among the Parties in writing, the Company shall collect from Transferor applicable withholding taxes (as determined by the Company in accordance with applicable law and applicable Company procedures) on any compensation taxable to Transferor in connection with the Transferred Units. Any sell-to-cover transactions, if permitted under the terms of an applicable Award Agreement, are subject to the approval of the Company, including under the terms of the Insider Trading Policy, and any such instructions must be duly submitted to the Company by the Transferee in accordance with the Company’s applicable requirements.

3.7 Stock Ownership Guidelines. Common Shares transferred under this Agreement shall be treated as beneficially owned by Transferor for purposes of the Company’s stock ownership guidelines.

3.8 Additional Stock Transfers. Transferor agrees that any additional transfers of Company’s equity securities transferred from by the Transferor to the Transferee shall be subject to the voting provisions as set forth in Section 5 below.

4. transferee’s rightS and restrictions

4.1 No Additional Rights. The transfer of the Transferred Units does not create in Transferee, and shall not be construed to create, any greater rights than were held by Transferor under the terms of the respective Plans and the Employment Agreement. Except as hereafter amended, the Transferred Units remain subject to the terms of the respective Plans and Employment Agreement at the time of this transfer, including without limitation the terms controlling tax withholding, transfer, and termination.

4.2 Transferability. A Transferee may not transfer any portion of the Transferee’s rights, title or interest in the Transferred Units or the Common Shares received upon settlement of Transferred Units other than by will or the laws of descent and distribution, either with consideration to a third party or without consideration to a beneficiary of Transferee, without the express prior written consent of the Committee, which may be withheld for any or no reason in the Committee’s sole discretion.

4.3 Amendments. The power to consent to an amendment to this Agreement by the Company that impairs the rights of Transferee with respect to the Transferred Units shall lie exclusively with Transferee.

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4.4 Condition Precedent to Issuing Shares. No Common Shares shall be issued by the Company pursuant to the Transferred Units to the Transferee unless and until adequate provision has been made (whether by payment from Transferor or Transferee in accordance with Section 3.6), in the sole opinion of the Company, for any federal, state, local and foreign withholding obligations of the Company or an affiliate of the Company that may arise in connection with the Transferred Units.

4.5 Valuation. The Company is under no obligation at any time to aid Transferor or Transferee in establishing the value of the Transferred Unit for any purpose.

5. Voting Agreement

As a condition for entering into this Agreement, the Transferee shall enter into a Voting Agreement in substantially the same form as attached hereto as Exhibit D. Transferor shall provide such evidence of compliance with the Voting Agreement as may reasonably be requested by the Company.

6. GENERAL PROVISIONS.

6.1 Acknowledgment of Risks. Transferee acknowledges that the acquisition of the Transferred Units involves a risk in that Transferee may not be able to liquidate Transferee’s investment in the Common Shares at convenient times or at desired market prices, and that the transferability of the Transferred Units is extremely limited. Transferee represents that Transferee can bear the Tax Liability and economic risk of the investment in the acquisition of Common Shares to be received upon the settlement of the Transferred Units.

6.2 Tax Acknowledgments. Transferor and Transferee further acknowledge each has consulted with their own attorney and tax and estate planning professionals regarding the transfer of the Transferred Units pursuant to the terms and conditions of this Agreement. Transferor and Transferee have each reviewed with its own tax advisors the federal, state, local and foreign tax consequences of the transfer of the Transferred Units and the vesting and settlement thereof, including but not limited to federal and applicable state gift taxes and compliance with Section 409A of the Code. Transferor and Transferee are each relying solely on such advisors and not on any statements or representations of the Company or any counsel, advisor or agent of the Company. Transferee and Transferor assume sole responsibility for the Tax Liability or other liability that arise as a result of the transfer of the Transferred Units under this Agreement, the settlement of the Transferred Units, or any other liability that arises as a result of the Transferred Units.

6.3 Indemnity. Transferor individually and jointly with Transferee agrees to indemnify and hold the Company harmless against any and all liabilities resulting from any inaccuracy in or breach of any of the representations and warranties contained in this Agreement or resulting from the Company participating in effecting this Agreement.

6.4 Entire Agreement. The Plans and the Award Agreements are incorporated herein by reference. The Plans, the Employment Agreement, the Voting Agreement and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of Transferee and Transferor with respect to the subject matter hereof, and may not be modified by either party hereto except by means of a writing signed by both Transferee and Transferor, in accordance with the terms of the Plan, the Award Agreements and the Voting Agreement. No provisions in the trust agreement applicable to Transferee shall be binding on the Company.

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6.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

6.6 Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement. Notwithstanding the forgoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then all parties agree to substitute such provision(s) through good faith negotiations.

6.7 Confidentiality. Each of Transferor and Transferee agrees that it will keep confidential and will not disclose or use for any purpose any information about the terms of this Agreement and the transactions contemplated hereby and any confidential information obtained from the Company in connection herewith, unless any such information (a) is known or becomes known to the public in general (other than as a result of a breach of this Agreement by the disclosing party), such as is required to comply with federal securities laws or (b) is or has been made known or disclosed to the disclosing party by a third party without a breach of any confidentiality obligations by such third party; provided, however, that either Transferor or Transferee may disclose such information (i) to its attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with the transfer and ownership of the Units, provided that such persons agree to maintain the confidentiality of such information in accordance herewith; (ii) to any affiliate in the ordinary course of business, provided that such affiliate agrees to maintain the confidentiality of such information in accordance herewith; or (iii) as may be required by law, provided that the disclosing party promptly notifies the other parties hereto in advance of such disclosure and agrees to cooperate to take reasonable steps to minimize the extent of any such required disclosure.

6.8 Actions by the Transferee. Unless otherwise agreed to by the Parties, the managing member of the Transferee shall possess the sole power to take actions on behalf of the Transferee with respect to the Transferred Units, the shares of the Company’s common stock received on settlement of Transferred Units and this Agreement. Any written instruction from the managing member of the Transferee shall include representations that such action is duly authorized under the Transferee’s operating agreement and instructions received from Brown Advisory Trust Company of Delaware, LLC.

6.9 Termination Agreement. This Agreement shall terminate and have no further force or effect upon the earlier to occur of (i) the dissolution and liquidation of Transferee in accordance with its terms, (ii) the sale or disposition of all RSUs, PSUs, and Common Shares to third parties in bona fide sale transactions with a third party or distributions to members of Transferee, and (iii) the death of Transferor.

6.10 Effective Date. This Agreement shall become effective upon its execution by all parties here.

6.11 Governing Law. This Agreement shall be governed by the laws of the State of Delaware, except for that body of law pertaining to conflicts of laws.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative and Transferor and Transferee have each executed this Agreement, as of the Effective Date.

TRANSFEROR:		TRANSFEREE:

By:	/s/ A. Lorne Weil	By:	/s/ Carly M. Weil
Address:		Name:	Carly M. Weil
		Title:	Manager
Address:

COMPANY: INSPIRED ENTERTAINMENT, INC.

By:	/s/ Carys Damon
Name:	Carys Damon
Its:	General Counsel
Address:	250 West 57th Street, Suite 415
New York, NY 10107

Attachments

Exhibit A - Transferor’s Outstanding RSUs and PSUs and Transferred Units

Exhibit B - RSU Provisions for Transferred Units

Exhibit C - PSU Provisions for Transferred Units

Exhibit D - Voting Agreement

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EXHIBIT A

Transferor’s Outstanding RSUs and PSUs and Transferred Units

Restricted Stock Units

Grant Date	Total RSUs	Transferred RSUs	Transferred RSUs that are Vested RSUs
December 21, 2017	926,272	926,272	926,272
May 11, 2021	165,000	165,000	80,000
February 14, 2022	8,373	8,373	0
February 14, 2023	16,719	16,719	0
March 8, 2024	40,000	40,000	0

Performance Stock Units

Target Type	Grant Date	Total PSUs	Transferred PSUs	Transferred PSUs that are Vested PSUs
(1)	May 11, 2021	187,500	187,500	125,000
(2)	May 11, 2021	397,500	397,500	300,000
(1)	February 14, 2022	25,117	25,117	0
(1)	February 14, 2023	11,693	11,693	0
(1)	May 9, 2023	125,000	125,000	0
(2)	May 9, 2023	125,000	125,000	31,250
(1)	March 8, 2024	40,000	40,000	0

(1) Adjusted EBITDA

(2) Stock Price

EXHIBIT B

RSU Provisions

for Transferred Units

Restricted Stock Unit Award Agreement dated December 21, 2017

Restricted Stock Unit Award Agreement dated February 14, 2022

Restricted Stock Unit Award Agreement dated February 14, 2023

Restricted Stock Unit Award Agreement dated March 8, 2024

Section 6 of the Employment Agreement

EXHIBIT C

PSU Provisions

for Transferred Units

Performance Unit Award Agreement dated February 14, 2022

Performance Unit Award Agreement dated February 14, 2023

Performance Unit Award Agreement dated March 8, 2024

Section 6 of the Employment Agreement

EXHIBIT D

Voting Agreement